PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw	4 West Second Street
	Corporate Secretary	Riverhead, NY 11901
	(631) 727-5667	(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE FIRST QUARTER OF 2007

Riverhead, New York, April 10, 2007 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the first quarter of 2007. Earnings-per-share were $0.51, an increase of 2.0 percent from $0.50 during the comparable period of 2006. Net income was $5,149,000, down 1.4 percent from the same quarter last year. A detailed financial summary follows the text.

Chairman, President, and Chief Executive Officer, Thomas S. Kohlmann, commented, “We find ourselves at the end of yet another quarter during which the yield curve has been inverted, causing rates of interest for short- and long-term loans and deposits to converge, making it difficult for commercial banks to maintain margins and profitability. Add to this over-capacity in the industry and an uncertain market for real estate, and the stage has been set for irrational behavior by some bankers, paying unsustainable rates of interest on deposits, and offering loans on terms that do not adequately compensate for the risks of credit and interest rates. With this as the background, I am satisfied to announce the results of the first quarter of 2007. We were able to earn one penny more per share for our owners than last year, and kept key operating ratios well above industry averages. Return on average equity was 19.43 percent for the quarter, down from 21.07 percent for the same period last year, but much above 9.25 percent for banks in the New York metropolitan area as of December 31, 2006, the date of the most recently available information (source: SNL Securities). Return on average assets was 1.47 percent for the quarter, compared to 0.87 percent for the New York metro area. Our net interest margin actually increased slightly to 5.13 percent from 5.05 percent a year ago, compared to 3.83 percent in greater New York. Net charge-offs were just $11,000 against a portfolio that averaged $882 million during the quarter. The Allowance for Loan Losses stands at more than ten times non-performing loans.”

He went on to say, “I want to take just a moment to explain our strategy which, I believe, explains our ability to hold steady in this environment. First, gaining market share via the unsustainable practices of some in the industry does not necessarily lead to increased shareholder value in either the short or long term. This puts pressure on margins that will lead to consolidation among banks. The successful and surviving players will manage profitability first, second, and always, and manage through their challenges by testing all of their strategy and tactics against long-term shareholder value. For Suffolk, that means that we will maintain a tight focus on our niche of local business and professionals. We know who we are and who we serve. We will invest in future streams of revenue through select expansion and in technology to provide superior service and efficiency only where we see real and verifiable opportunities.”

He concluded, “At the moment, we think our most important task is to ‘keep the powder dry.’ We will not succumb to temptation to chase market share by compromising credit standards or yields at a cost to the long-term quality of the balance sheet. We will minimize interest expense in the interim by means of the ‘marginal cost of funds approach.’ We will manage the capital account closely through a mix of dividends and repurchase of stock to maximize earnings per share while maintaining regulatory advantages of being “well-capitalized” (always our policy, but doubly important during a time of over-capacity in the industry). Then, having preserved profitability, when the yield curve regains upward slope (which it will because over time, in general, the long term demands some premium for risk), and consolidation shakes weaker players out of market (removing incentive for unsustainable pricing, pointless expansion in the face of over-capacity, and risky credit practices), we will resume controlled, orderly growth. We owe our shareholders nothing less.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 27 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE
April 10, 2007

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	1st Qtr 2007	1st Qtr 2006	Change
EARNINGS
Earnings-Per-Share - Basic	$0.51	$0.50	2.0%
Cash Dividends-Per-Share	0.22	0.22	0.0%
Net Income	5,149	5,224	(1.4)%
Net Interest Income	16,082	16,155	(0.5)%

AVERAGE BALANCES
Average Assets	$1,403,061	$1,413,258	(0.7)%
Average Net Loans	881,671	893,487	(1.3)%
Average Investment Securities	418,988	414,486	1.1%
Average Interest-Earning Assets	1,304,254	1,308,590	(0.3)%
Average Deposits	1,138,963	1,136,054	0.3%
Average Borrowings	130,519	151,991	(14.1)%
Average Interest -Bearing Liabilities	851,058	877,032	(3.0)%
Average Equity	106,011	99,181	6.9%

RATIOS
Return on Average Equity	19.43%	21.07%	(7.8)%
Return on Average Assets	1.47%	1.48%	(0.7)%
Average Equity/Assets	7.56%	7.02%	7.7%
Net Interest Margin (FTE)	5.13%	5.05%	1.6%
Efficiency Ratio	55.94%	53.18%	5.2%
Tier 1 Leverage Ratio Mar. 31	7.93%	7.35%	7.9%
Tier 1 Risk-based Capital Ratio Mar. 31	10.34%	9.48%	9.1%
Total Risk-based Capital Ratio Mar. 31	11.02%	10.37%	6.3%

ASSET QUALITY during period:
Net Charge-offs (Recoveries)	$11	$(22)	150.0%
Net Charge-offs/Average Net Loans (annual)	0.00%	(0.01%)	100.0%
at end of period:
Non-accrual & Restructured Loans	$719	$4,182	(82.8)%
Foreclosed Real Estate (“OREO”)	—	—	0.0%
Total Non-performing Assets	719	4,182	(82.8)%
Allowance/Non-performing Assets	1,013.35%	242.71%	317.5%
Allowance/Loans, Net of Discount	0.81%	1.10%	(26.4)%
Net Loans/Deposits	77.82%	80.62%	(3.5)%

EQUITY
Shares Outstanding	10,081,092	10,328,706	(2.4)%
Common Equity	$108,626	$100,917	7.6%
Book Value Per Common Share	10.78	9.77	10.3%
Tangible Common Equity	107,812	100,103	7.7%
Tangible Book Value Per Common Share	10.69	9.69	10.3%

LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	$198,626	193,941	2.4%
Commercial Real Estate Mortgages	291,338	311,485	(6.5)%
Real Estate - Construction Loans	86,496	70,941	21.9%
Residential Mortgages (1st and 2nd Liens)	155,135	136,004	14.1%
Home Equity Loans	71,945	81,219	(11.4)%
Consumer Loans	99,311	122,903	(19.2)%
Other Loans	1,240	7,763	(84.0)%

Total Loans (Net of Unearned Discounts)	$904,091	$924,256	(2.2)%

PRESS RELEASE
April 10, 2007

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	March 31,
	2007	2006	Change
ASSETS
Cash & Due From Banks	$44,611	$50,975	(12.5)%
Investment Securities:
Available for Sale, at Fair Value	403,067	393,384	2.5%
Obligations of States & Political Subdivisions	9,854	11,313	(12.9)%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	4,703	5,851	(19.6)%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	418,362	411,286	1.7%

Total Loans	904,091	924,256	(2.2)%
Allowance for Loan Losses	7,286	10,150	(28.2)%

Net Loans	896,805	914,106	(1.9)%

Premises & Equipment, Net	22,235	22,571	(1.5)%
Accrued Interest Receivable, Net	7,940	7,041	12.8%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	15,650	20,796	(24.7)%

TOTAL ASSETS	$1,406,417	$1,424,910	(1.3)%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$409,486	$401,498	2.0%
Saving, N.O.W. & Money Market Deposits	427,849	509,110	(16.0)%
Time Certificates of $100,000 or More	107,917	21,943	391.8%
Other Time Deposits	207,168	201,252	2.9%
Total Deposits	1,152,420	1,133,803	1.6%

Federal Funds Purchased	—	8,000	(100.0)%
Federal Home Loan Bank Borrowings	72,700	98,400	(26.1)%
Repurchase Agreements	53,790	64,675	(16.8)%
Dividend Payable on Common Stock	2,228	2,272	(1.9)%
Accrued Interest Payable	2,576	2,303	11.9%
Other Liabilities	14,077	17,219	(18.2)%

TOTAL LIABILITIES	1,297,791	1,323,993	(2.0)%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized;
10,081,092 and 10,328,706 shares outstanding at
March 31, 2007 and 2006, respectively)	33,911	33,884	0.1%
Surplus	19,990	19,769	1.1%
Treasury Stock at Par (3,483,299 and 3,225,030 shares, respectively)	(8,708)	(8,062)	8.0%
Retained Earnings	66,926	59,180	13.1%

	112,119	104,771	7.0%

Accumulated Other Comprehensive Loss, Net of Tax	(3,493)	(3,854)	(9.4)%

TOTAL STOCKHOLDERS’ EQUITY	108,626	100,917	7.6%
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,406,417	$1,424,910	(1.3)%

PRESS RELEASE
April 10, 2007

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended
	3/31/07	3/31/06	Change
INTEREST INCOME
Federal Funds Sold	$49	$8	512.5%
United States Treasury Securities	99	95	4.2%
Obligations of States & Political Subdivisions	1,228	829	48.1%
Mortgage-Backed Securities	2,030	2,030	0.0%
U.S. Government Agency Obligations	1,217	1,222	(0.4)%
Corporate Bonds & Other Securities	100	94	6.4%
Loans	17,309	16,261	6.4%

Total Interest Income	22,032	20,539	7.3%
INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	1,179	1,047	12.6%
Time Certificates of $100,000 or more	1,084	197	450.3%
Other Time Deposits	1,944	1,454	33.7%
Federal Funds Purchased & Repurchase Agreements	715	662	8.0%
Interest on Other Borrowings	1,028	1,024	0.4%

Total Interest Expense	5,950	4,384	35.7%
Net-interest Income	16,082	16,155	(0.5)%
Provision for Loan Losses	112	300	(62.7)%

Net-interest Income After Provision	15,970	15,855	0.7%
OTHER INCOME
Service Charges on Deposit Accounts	1,315	1,398	(5.9)%
Other Service Charges, Commissions & Fees	613	566	8.3%
Fiduciary Fees	320	292	9.6%
Other Operating Income	123	130	(5.4)%

Total Other Income	2,371	2,386	(0.6)%

OTHER EXPENSE
Salaries & Employee Benefits	6,169	6,058	1.8%
Net Occupancy Expense	1,024	1,032	(0.8)%
Equipment Expense	582	504	15.5%
Other Operating Expense	2,548	2,266	12.4%

Total Other Expense	10,323	9,860	4.7%

Income Before Provision for Income Taxes	8,018	8,381	(4.3)%
Provision for Income Taxes	2,869	3,157	(9.1)%

NET INCOME	$5,149	$5,224	(1.4)%

Average:
Common Shares Outstanding	10,189,580	10,355,554	(1.6)%
Dilutive Stock Options	26,904	34,697	(22.5)%

Average Total	10,216,484	10,390,251	(1.7)%
EARNINGS PER COMMON SHARE
Basic	$0.51	$0.50	2.0%
Diluted	$0.50	$0.50	0.0%